Exhibit (i)(2)

February 28, 2020

Via EDGAR Division of Investment Management United States Securities and Exchange Commission 100 F Street, NE Washington, DC 20549

RE: Post-Effective Amendment No. 13 to Registration Statement on Form N-1A for Clough Funds Trust (File Nos. 333-204408 and 811-23059)

Ladies and Gentlemen:

We hereby consent to the reference to our firm as counsel in Post-Effective Amendment No. 13 to the Registration Statement on Form N-1A of Clough Funds Trust (File Nos. 333-204408).

Very truly yours,
/s/ K&L Gates LLP

K&L Gates LLP

K&L Gates LLP

599 Lexington Avenue New York NY 10022-6030

T +1 212 536 3900 F +1 212 536 3901 klgates.com